Exhibit 10.1

Execution Copy

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 22, 2025, between Allarity Therapeutics, Inc., a Delaware corporation (the “Company”), and each of the purchasers identified on the signature pages hereto (each, including its successors and assigns, an “Purchaser” and collectively the “Purchasers”).

RECITALS

A. The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”) and/or Rule 506 of Regulation D promulgated thereunder.

B. The Purchasers, severally and not jointly, wish to purchase from the Company, and the Company wishes to sell and issue to the Purchasers, upon the terms and subject to the conditions stated in this Agreement, an aggregate of $2,500,000 (the “Financing Amount”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), or pre-funded warrants in the form attached hereto as Exhibit A (the “Pre-Funded Warrants”) to purchase one share of Common Stock per Pre-Funded Warrant.

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the Recitals.

“Authorizations” shall have the meaning ascribed to such term in Section 3.1(ii).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means, as applicable, (i) the closing of the purchase and sale of the Securities pursuant to Section 2.1(b) (the “Initial Closing”) or (ii) any additional closing of the purchase and sale of the Securities pursuant to Section 2.1(c) (each, an “Additional Closing” and, together with the Initial Closing, the “Closings”).

“Closing Date” means, with respect to the Initial Closing, the first (1st) Trading Day after the date hereof or, if later, the date on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) each Purchaser’s obligation to pay its aggregate Purchase Price, as set forth on the signature page of such Purchaser attached hereto and (ii) the Company’s obligation to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the fifth (5th) Trading Day following the date hereof. With respect to any Additional Closing, “Closing Date” means the date mutually agreed to by the Company and the Investor within sixty (60) calendar days following the Initial Closing, subject to the satisfaction or waiver of the applicable conditions precedent set forth herein.

“Commission” means the Securities and Exchange Commission.

“Common Stock” shall have the meaning ascribed to such term in the Recitals.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the Recitals.

“Company Counsel” means Venable LLP.

“Company Covered Person” shall have the meaning ascribed to such term in Section 3.1(k)(k).

“Covered Action” shall have the meaning ascribed to such term in Section 4.6.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(kk).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, consultants or directors of the Company pursuant to any equity incentive plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) shares of Common Stock issued to consultants in exchange for services rendered or to be rendered to the Company, (c) shares issuable upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities, and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith within 30 days following the Closing Date, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” shall have the meaning ascribed to such term in Section 3.1(ii).

“Financing Amount” has the meaning set forth in the Recitals.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Permitted Liens” means (i) Liens for taxes, assessments or other governmental charges not yet due and payable or being contested in good faith with adequate reserves established in accordance with GAAP, (ii) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and similar Liens incurred in the ordinary course of business that do not, individually or in the aggregate, materially affect the value or use of the property subject thereto, (iii) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, appeal bonds and other similar obligations, (iv) easements, rights of way, restrictions, minor defects or irregularities in title and similar encumbrances that do not materially interfere with the present use or value of the property, and (v) Liens arising under leases, subleases, licenses or sublicenses granted in the ordinary course of business that do not materially interfere with the conduct of the business of the Company or its Subsidiaries.

“Purchaser” has the meaning set forth in the Recitals.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.6.

“Purchasers’ Counsel” means Sichenzia Ross Ference Carmel LLP.

“Lien” means any lien, charge, pledge, mortgage, deed of trust, security interest, encumbrance, hypothecation, option, right of first refusal, preemptive right, restriction, claim, easement, right of way, or other adverse claim of any kind, whether arising by contract, operation of law or otherwise.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound which is material to the business of the Company, including those that have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(10) of Regulation S-K.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(cc).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Funded Warrant” means collectively, the pre-funded Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, in the form of Exhibit A attached hereto.

“Pre-Funded Warrant Shares” means the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants.

“Proceeding” means an action, claim, suit, arbitration, hearing, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” shall have the meaning ascribed to it in Section 2.1(a).

“Registrable Securities” means, as of any date of determination, (i) the Shares and (ii) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, registration statement hereunder with respect thereto) (x) if such Registrable Securities have been disposed of by the Purchaser in accordance with such effective registration statement, (y) if such Registrable Securities have been previously sold in accordance with Rule 144, or (z) for so long as such securities are eligible for resale without volume or manner-of-sale restrictions and current public information being available pursuant to Rule 144 as reasonably determined by the Company, upon the advice of counsel to the Company.

“Registration Rights Agreement” means the Registration Rights Agreement among the Company, the Purchasers and the other parties thereto, in the form attached hereto as Exhibit B.

“Resale Registration Statement” means a registration statement on Form S-3 (or if not available, an another suitable form of registration statement) covering the resale of the Shares and the Pre-Funded Warrant Shares.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares and the Pre-Funded Warrants.

“Securities Act” shall have the meaning ascribed to such term in the Recitals.

“Shares” means the shares of Common Stock purchased by Purchasers pursuant to the terms and conditions hereof.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture, association or other entity, the capital stock or other equity interests of which having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means the Nasdaq Capital Market (“Nasdaq”) or any of the following markets or exchanges on which the Common Stock is then listed or quoted for trading on the date in question: the Nasdaq Global Market or the Nasdaq Global Select Market (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Pre-Funded Warrants, the Registration Rights Agreement, all schedules and exhibits thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare Trust Company, N.A., with offices located at 150 Royall Street, Canton, MA 02021, and any successor transfer agent of the Company.

ARTICLE II.

PURCHASE AND SALE

2.1 Initial Closing. On the Initial Closing Date, upon the terms and subject to the conditions set forth herein (including Section 2.3), the Company will issue and sell to each Purchaser, and such Purchaser will purchase, severally and not jointly with each other Purchaser, the number of shares of Common Stock and/or Pre-Funded Warrants set forth opposite the name of such Purchaser on its signature page hereto. The purchase price per Share shall be $1.60 and the purchase price per Pre-Funded Warrant shall be $1.5999 (collectively, the “Purchase Price”). The Pre-Funded Warrants shall have an exercise price of $0.0001 per Pre-Funded Warrant Share. The Pre-Funded Warrants shall have an exercise price of $0.0001 per Pre-Funded Warrant Share.

(b) Mechanics of Closings. Upon the satisfaction or waiver of the conditions set forth in Section 2.3 with respect to the applicable Closing, the closing of the purchase and sale of the Shares and/or Pre-Funded Warrants pursuant to this Agreement (each, a “Closing”) shall occur remotely via the exchange of documents and signatures. At or prior to each Closing, each Purchaser participating in such Closing shall execute any related agreements or other documents required to be executed hereunder, dated on or before the applicable Closing Date.

(c) Additional Closing. For a period of ninety (90) calendar days following the Initial Closing Date, the Purchasers shall have the right, in its sole discretion, to purchase additional Shares and/or Pre-Funded Warrants for aggregate gross proceeds of $7,500,000 (the “Additional Closing”), with the number of Shares and/or Pre-Funded Warrants to be issued at the Additional Closing determined based on the then-current “Minimum Price” (as defined in Nasdaq Stock Market Rule 5635(d)). The purchase price per Share at the Additional Closing shall be equal to the then-current Minimum Price, and the purchase price per Pre-Funded Warrant at the Additional Closing shall be equal to the then-current Minimum Price less $0.0001, which represents the exercise price of each Pre-Funded Warrant.. Except as expressly set forth in this Section 2.1(c), the terms, conditions and procedures applicable to the Additional Closing (including Section 2.3) shall be identical in all respects to those applicable to the Initial Closing.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) the Registration Rights Agreement duly executed by the Company;

(iii) A legal opinion of Company Counsel, dated as of the Closing Date, addressed to and in form and substance reasonably satisfactory to the Purchasers, upon which the Purchasers shall be entitled to rely.

(iv) An Officer’s Certificate, executed by the Chief Executive Officer of the Company and dated as of the Closing Date, certifying that (A) the representations and warranties of the Company set forth in the Transaction Documents are true and correct as of the Closing Date (or, to the extent any such representation or warranty expressly relates to an earlier date, as of such earlier date), and (B) the Company has duly performed and complied in all material respects with all covenants, agreements and obligations required to be performed or complied with by it under the Transaction Documents on or prior to the Closing Date;

(v) A Certificate of the Secretary (or Assistant Secretary) of the Company, dated as of the Closing Date, certifying and attaching (A) that the Company’s Certificate of Incorporation, as amended and in effect on the Closing Date, is as set forth in the copies filed as exhibits to the SEC Reports, and that no amendments thereto have been adopted since the date of the most recent SEC Report containing such Certificate of Incorporation; (B) that the Company’s Bylaws, as amended and in effect on the Closing Date, are as set forth in the copies filed as an exhibit to the SEC Reports, and that no amendments thereto have been adopted since the date of the most recent SEC Report containing such Bylaws; (C) that attached thereto are true, complete and correct copies of the resolutions of the Board of Directors authorizing the execution, delivery and performance of the Transaction Documents and the issuance of the Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares; and (D) the incumbency and specimen signatures (including electronic signatures) of the officers of the Company executing the Transaction Documents.

(vi) A certificate of the Chief Financial Officer of the Company, dated as of the Closing Date, certifying the amount of the Company’s cash and cash equivalents, its outstanding indebtedness, and the absence of any material off-balance sheet arrangements or undisclosed liabilities, in each case as of the Closing Date.

(vii) a good standing certificate for the Company, issued by the Secretary of State of the State of Delaware, dated no earlier than five (5) Business Days prior to the Closing Date;

(viii) the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer, delivered to the Purchasers not less than one (1) Trading Day prior to the Closing Date;

(ix) a copy of the irrevocable written instructions to the Transfer Agent, instructing the Transfer Agent to deliver to each Purchaser (or its nominee, as designated by such Purchaser), at the Closing, the number of Shares set forth opposite such Purchaser’s name on the signature page hereto under the heading “Number of Shares,” registered in the name of the Purchaser (or its nominee); and

(x) a Pre-Funded Warrant, registered in the name of the Purchaser (or its nominee, as designated by such Purchaser), to purchase up to the number of Pre-Funded Warrant Shares equal to the number of Pre-Funded Warrants set forth opposite such Purchaser’s name on the signature page hereto under the heading “Number of Pre-Funded Warrants (if applicable)”;

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser;

(ii) the Registration Rights Agreement duly executed by the Purchaser;

(iii) such Purchaser’s aggregate Purchase Price via wire transfer of immediately available funds.

(c) On the Closing Date, the Company shall deliver, or cause to be delivered, to Purchasers’ Counsel payment in the amount of $50,000 in respect of legal fees, by wire transfer of immediately available funds to an account designated by such counsel.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the satisfaction (or waiver in writing by the Company) of the following conditions:

(i) the representations and warranties of the Purchasers contained herein shall be true and correct as of the Closing Date as if made as of the Closing Date (unless such representation or warranty was made as of a specific date, in which case such representation and warranty shall be true and correct as of such date); and

(ii) all obligations, covenants and agreements to be performed or complied with by each Purchaser on or prior to the Closing shall have been performed or complied with by it in all material respects.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to satisfaction (or waiver in writing by each Purchaser solely as to such Purchaser) of the following conditions:

(i) the representations and warranties of the Company contained herein shall be true and correct as of the date hereof and as of the Closing Date as if made as of the Closing Date (unless such representation or warranty was made as of a specific date, in which case such representation and warranty shall be true and correct as of such date);

(ii) all obligations, covenants and agreements to be performed or complied with by the Company on or prior to the Closing shall have been performed or complied with by it;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) no Material Adverse Effect shall have occurred since the date hereof;

(v) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities;

(vi) The Company shall have filed with the Trading Market a Notification Form: Listing of Additional Shares covering the Shares and the Pre-Funded Warrant Shares, and the Shares and the Pre-Funded Warrant Shares shall have been approved for listing on the Trading Market, subject only to official notice of issuance.

(vii) no governmental authority shall have issued any order, decree or ruling, and no law shall be in effect, enjoining, restraining or otherwise prohibiting any of the transactions contemplated hereby, and the Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale and issuance of the Securities, including without limitation, those required by Nasdaq; and

(viii) the Closing of the purchase of Securities by each Purchaser shall occur substantially concurrently, provided that a failure by any Purchaser to provide the deliverables set forth in Section 2.2(b) or satisfy the requirements in Section 2.3(a) shall not affect the timing of the Closing in respect of any other Purchaser.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser, for itself and for the benefit of the Purchasers, that the following representations and warranties are true, correct and complete as of the date hereof and as of the Closing Date (except to the extent expressly made as of another date, in which case as of such date):

(a) Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary of the Company as set forth in the SEC Reports, free and clear of any Liens. All of the issued and outstanding shares of capital stock or other equity interests of each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable (to the extent applicable), and are free of preemptive and similar rights to subscribe for or purchase securities. The Company does not own, directly or indirectly, any capital stock or other equity interests of any other Person. If the Company has no Subsidiaries, all references in the Transaction Documents to any Subsidiary shall be disregarded.

(b) Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”). No Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification of the Company or any Subsidiary.

(c) Authorization; Enforcement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and each of the other Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate or stockholder action or approval is required in connection therewith. This Agreement and each of the other Transaction Documents to which the Company is a party has been (or, in the case of Transaction Documents to be delivered at the Closing, will be, duly and validly executed and delivered by the Company and constitutes (or, upon delivery, will constitute) the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject only to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), and (iii) limitations imposed by applicable law on indemnification and contribution obligations.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the certificate or articles of incorporation, bylaws or other organizational or charter documents of the Company or any of its Subsidiaries, (ii) conflict with, or result in a breach of, or constitute (with notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, anti-dilution or similar adjustment, acceleration or cancellation of, or result in the creation of any Lien upon any of the properties or assets of, the Company or any of its Subsidiaries pursuant to, any agreement, credit facility, debt or other instrument (evidencing indebtedness or otherwise) to which the Company or any of its Subsidiaries is a party or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its Subsidiaries is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or any of its Subsidiaries is bound or affected; except in the case of clauses (ii) and (iii), for such conflicts, breaches, defaults, rights, Liens or violations that could not reasonably be expected to have a Material Adverse Effect.

(e) Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court, regulatory body, self-regulatory organization, stock exchange or other federal, state, local or foreign governmental authority or any other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of the registration statement required to be filed pursuant to the Registration Rights Agreement, (ii) the submission of the Listing of Additional Shares Notification Form with the Trading Market within the time and manner required thereby, and (iii) such filings as may be required under applicable state securities laws (the “Blue Sky Laws”).

(f) Issuance of the Securities. The Shares have been duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be validly issued, fully paid and non-assessable and free and clear of all Liens imposed by the Company or any of its Subsidiaries, other than restrictions on transfer imposed by applicable securities laws and as set forth in the Transaction Documents. The Pre-Funded Warrant Shares have been duly and validly authorized and reserved for issuance and, upon exercise of the Pre-Funded Warrants in accordance with their terms, including payment of any applicable exercise price therefor, will be validly issued, fully paid and non-assessable and free and clear of all Liens and other restrictions (other than those created by or through the Purchasers), except for restrictions on transfer imposed by applicable securities laws and as set forth in the Transaction Documents. The offer, issuance and sale of the Shares and the Pre-Funded Warrants, and the issuance of the Pre-Funded Warrant Shares upon exercise of the Pre-Funded Warrants, are not and will not be subject to the preemptive rights, rights of first refusal or other similar rights of any Person, and, assuming the accuracy of the representations and warranties of each Purchaser set forth in Section 3.2, will be issued in compliance with all applicable federal and state securities laws.

(g) Capitalization. The capitalization of the Company is as set forth in the SEC Reports as of the dates reflected therein. Except as disclosed in the SEC Reports, since the date of the Company’s most recently filed periodic report under the Exchange Act, the Company has not issued any capital stock other than (i) issuances pursuant to the exercise of employee stock options or settlement of other equity awards under the Company’s equity incentive plans, (ii) issuances of shares of Common Stock (the “Plan Shares”) to employees, directors and consultants pursuant to the Company’s equity incentive plans, (iii) issuances of Common Stock upon the conversion, exercise or exchange of Common Stock Equivalents outstanding as of the date of such periodic report, and (iv) issuances of shares of Common Stock to consultants as compensation for services rendered or to be rendered. No Person has any right of first refusal, preemptive right, right of participation or similar right with respect to the issuance and sale of the Securities or the Pre-Funded Warrant Shares that has not been duly waived or satisfied.. Except as disclosed in the SEC Reports and other than the Plan Shares and equity awards granted pursuant to the Company’s equity incentive plans, there are no outstanding options, warrants, rights to subscribe for, calls, commitments or agreements of any character relating to, or securities or rights convertible into or exercisable or exchangeable for, or that otherwise give any Person the right to acquire, any shares of Common Stock (including the Pre-Funded Warrant Shares) or other equity interests of the Company, nor are there any contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue any additional shares of Common Stock, Pre-Funded Warrant Shares or other Common Stock Equivalents. The issuance and sale of the Securities and the issuance of the Pre-Funded Warrant Shares upon exercise of the Pre-Funded Warrants will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers). There are no outstanding securities or instruments of the Company containing any “most favored nation,” anti-dilution, reset, adjustment or similar provisions that will be triggered by the issuance of the Securities or the Pre-Funded Warrant Shares. There are no outstanding securities or instruments of the Company that contain any redemption, repurchase, sinking fund or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem, repurchase or otherwise acquire any securities of the Company or any Subsidiary. The Pre-Funded Warrant Shares have been duly authorized and validly reserved for issuance upon exercise of the Pre-Funded Warrants.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Sections 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). All such SEC Reports were filed on a timely basis, or the Company obtained a valid extension of the time for filing and filed such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, at the time of filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The financial statements of the Company (together with the related notes and schedules) included in the SEC Reports (i) comply in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto in effect at the time of filing, (ii) have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as otherwise disclosed therein or in the notes thereto, or, in the case of unaudited statements, for normal, immaterial year-end adjustments and the absence of footnotes required by GAAP), and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods presented therein.

(i) Material Changes: Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included in the SEC Reports: (i) there has not been any event, occurrence, fact, development or circumstance that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect; (ii) neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations (contingent or otherwise) that are material to the Company and its Subsidiaries, taken as a whole, other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission; and (iii) except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or any of its Subsidiaries, or their respective business, properties, operations, assets, financial condition or prospects, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date hereof.

(j) Litigation. Except as disclosed in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding, claim or investigation (each, an “Action”) pending or, to the knowledge of the Company, threatened in writing against or affecting the Company, any of its Subsidiaries, or any of their respective properties, assets or rights, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, local or foreign) which (i) adversely affects or challenges, or seeks to adversely affect or challenge, the legality, validity or enforceability of any of the Transaction Documents or the Securities, or (ii) could, individually or in the aggregate, if determined adversely, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, or has been in the past five (5) years, the subject of any Action involving an alleged violation of, or liability under, federal or state securities laws, or a claim of breach of fiduciary duty by any current or former officer, director or stockholder. Except as disclosed in the SEC Reports, there is no investigation pending or, to the knowledge of the Company, threatened by the Commission involving the Company or, to the Company’s knowledge, any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed or caused to be filed by the Company under the Securities Act or the Exchange Act, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, threatened by the Commission.

(k) Labor Relations. No labor dispute exists, and none is, to the knowledge of the Company, threatened or imminent, with respect to any employees of the Company or any of its Subsidiaries, which dispute could reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Except as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries: (i) is in default under or in violation of (and no event has occurred that, with notice or lapse of time or both, would result in a default or violation by the Company or any of its Subsidiaries), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or in violation of, any indenture, loan or credit agreement, or any other agreement or instrument to which it is a party or by which it or any of its properties or assets is bound (whether or not such default or violation has been waived); (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority; or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety, data protection and privacy, and employment and labor matters; except in each case as could not reasonably be expected to have a Material Adverse Effect.

(m) Regulatory Permits. The Company and each of its Subsidiaries possess all certificates, authorizations, licenses and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted and as described in the SEC Reports, except where the failure to possess such certificates, authorizations, licenses or permits could not reasonably be expected to result in a Material Adverse Effect (collectively, the “Material Permits”). Neither the Company nor any Subsidiary has received written notice of any Proceedings relating to the revocation, limitation or modification of any Material Permit, nor, to the knowledge of the Company, is any such Proceeding threatened.

(n) Title to Assets. Other than as disclosed in the SEC Reports, the Company and each of its Subsidiaries have good and marketable title to all personal property owned by them that is material to the conduct of their respective businesses, in each case free and clear of all Liens other than Permitted Liens. All real property and facilities leased by the Company or any Subsidiary are held by them under valid, subsisting and enforceable leases, free of all Liens other than Permitted Liens, with which the Company and its Subsidiaries are in compliance in all material respects.

(o) Intellectual Property. Except as disclosed in the SEC Reports or set forth on Schedule 3.1(o), the Company and its Subsidiaries own or have valid rights to use all intellectual property rights necessary for the conduct of their businesses as currently conducted and as described in the SEC Reports (the “Intellectual Property Rights”), and the failure to so own or have such rights would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary has received any written notice of expiration, termination or abandonment of any Intellectual Property Rights, other than in the ordinary course of business or would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.1(o), to the Company’s knowledge, the conduct of the business of the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate the intellectual property rights of any Person, and no such written claims have been received. To the Company’s knowledge, the Intellectual Property Rights owned by the Company and its Subsidiaries are valid, subsisting and enforceable, and no Person is infringing or misappropriating any such rights. The Company and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality and value of their material trade secrets and proprietary information.

(q) Transactions With Affiliates and Employees. To the Company’s knowledge, none of the Company’s stockholders, officers, directors, or employees, nor any family member or affiliate of the foregoing, is a party to or has any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404 of Regulation S-K that is not so disclosed.

(r) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are effective as of the date hereof. The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s authorization, and (iv) recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s) Certain Fees. Neither the Company nor any of its Subsidiaries has incurred or will incur, directly or indirectly, any liability for brokerage, finder’s fees, commissions or similar payments in connection with the transactions contemplated by the Transaction Documents. The Purchasers shall not be responsible for, and the Company shall indemnify the Purchasers against, any such liability or claim.

(t) Investment Company. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company will conduct its business so as not to become subject to registration as an “investment company” under such Act.

(u) Registration Rights. Except as set forth in the Registration Rights Agreement of even date herewith between the Company and the Purchasers, no Person has any right to cause the Company or any Subsidiary to register any securities of the Company or any Subsidiary under the Securities Act.

(v) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the Company has not received any written notification that the Commission is contemplating terminating such registration. The Company has taken no action designed to, or that to its knowledge is likely to, terminate the registration of the Common Stock under the Exchange Act. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company (or another established clearing corporation), and the Company is current in payment of all required fees to the Depository Trust Company (or such other clearing corporation).

(w) Disclosure. All written and oral disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its Subsidiaries, their respective businesses and the transactions contemplated by the Transaction Documents is, when taken together, true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Section 3.2 . Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any Person acting on its behalf has provided any Purchaser, its agents or counsel with any information that the Company believes constitutes material, non-public information that is not or will not otherwise be disclosed in accordance with Section 4.3.

(x) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company nor, to the Company’s knowledge, any of its Affiliates, nor any Person acting on behalf of any of the foregoing, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer, issuance or sale of the Securities to be integrated with any prior or contemporaneous offerings by the Company or any of its Affiliates (i) for purposes of compliance with the Securities Act, including Regulation D or Regulation S, (ii) for purposes of compliance with Nasdaq Listing Rule 5635(d), including the “Minimum Price” requirement thereunder, (iii) for purposes of any applicable shareholder approval provisions of any Trading Market on which the securities of the Company are listed or designated, or (iv) otherwise in a manner that would require stockholder approval, violate the rules of any Trading Market, or require registration under the Securities Act.

(y) Solvency. Based on the consolidated financial condition of the Company and its Subsidiaries as of the Closing Date, and after giving effect to the receipt of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the assets of the Company and its Subsidiaries exceeds the amount that will be required to be paid on or in respect of their existing debts and liabilities (including known contingent liabilities) as they mature, (ii) the Company and its Subsidiaries, taken as a whole, have adequate capital to carry on their businesses as now conducted and as proposed to be conducted and have not incurred, and do not intend to incur, debts or liabilities beyond their ability to pay such debts and liabilities as they mature in the ordinary course of business, and (iii) the Company and its Subsidiaries, taken as a whole, have adequate capital to carry on their businesses as now conducted and as proposed to be conducted. The Company has no knowledge of any facts or circumstances that could reasonably be expected to cause it or any of its Subsidiaries to file for reorganization or liquidation under any bankruptcy, insolvency or similar law within six (6) months following the Closing Date. The SEC Reports set forth all outstanding secured and unsecured Indebtedness of the Company and its Subsidiaries, or for which the Company or any Subsidiary has commitments, as of the date thereof. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness. For purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others (other than by endorsement of negotiable instruments for deposit or collection in the ordinary course of business), and (z) the present value of lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

(z) Tax Status. The Company and each of its Subsidiaries have (i) duly and timely filed (taking into account any extensions of time within which to file) all federal, state, local and foreign tax returns required to be filed by them, and (ii) paid all taxes shown thereon as due and all other assessments, fees and governmental charges levied or imposed upon them, except, in each case, where the failure to so file or pay would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No deficiencies for taxes have been assessed in writing against the Company or any Subsidiary that have not been paid or otherwise resolved, and the Company has no knowledge of any proposed tax assessments against the Company or any Subsidiary that, if determined adversely, would reasonably be expected to result in a Material Adverse Effect.

(aa) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers, nor, to the knowledge of the Company, any of their respective employees or agents, has, in the course of its actions for or on behalf of the Company or any Subsidiary: (i) made or offered any unlawful contribution, gift, entertainment, or other unlawful expense relating to foreign or domestic political activity; (ii) made, offered, authorized, or promised any direct or indirect bribe, kickback, payoff, influence payment, facilitation payment, or other unlawful payment or transfer of value to any “foreign official” (as defined in the FCPA), domestic government official, or political party; (iii) failed to disclose fully any contribution, payment or other activity that is required to be disclosed under applicable law; or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any other applicable anti-corruption or anti-bribery law. The Company and each Subsidiary have instituted and maintain policies, procedures and internal controls reasonably designed to promote and achieve compliance in all material respects with the FCPA and all other applicable anti-corruption and anti-bribery laws.

(bb) Office of Foreign Assets Control. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any of their respective directors, officers, employees, or agents, is currently subject to any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”).

(cc) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, all applicable money laundering statutes, and all applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”). No Action or Proceeding by or before any court, governmental agency, or regulatory authority involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd) Accountants. The Company’s independent registered public accounting firm is Wolf & Company, P.C. (the “Auditors”). To the knowledge of the Company, the Auditors (i) are independent public accountants as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder, (ii) are registered with the Public Company Accounting Oversight Board (“PCAOB”) as required by the Sarbanes-Oxley Act of 2002, and (iii) have expressed their opinion with respect to the financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

(ee) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(h) and 4.9 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly- traded securities; (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (x) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, and (y) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(gg) Regulation M Compliance. The Company has not, and, to the Company’s knowledge, no Person acting on behalf of the Company has, (i) taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in violation of Regulation M under the Exchange Act, (ii) sold, bid for, purchased or paid any compensation for soliciting purchases of any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(hh) FDA. The Company and its Subsidiaries are in material compliance with all applicable laws, rules and regulations of the U.S. Food and Drug Administration (“FDA”) and any comparable foreign regulatory authorities (collectively, “Regulatory Authorities”) with respect to the research, development, clinical testing and investigational use of their product candidates, including stenoparib and the stenoparib DRP® (each, a “Product Candidate”). Each clinical trial conducted or sponsored by or on behalf of the Company or any Subsidiary with respect to a Product Candidate has been and is being conducted in all material respects in accordance with applicable protocols, procedures and standards, including good clinical practices and applicable requirements of the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”), and similar laws of any Regulatory Authority.

Neither the Company nor any Subsidiary has received from the FDA or any other Regulatory Authority any written notice of, or to the Company’s knowledge is subject to, (i) any clinical hold, suspension, termination or other restriction on any ongoing or planned clinical trial, (ii) any refusal to accept or review any investigational new drug application (IND) or equivalent submission, (iii) any request to recall, suspend or terminate a clinical trial, (iv) any warning letter, untitled letter, Form 483 observation, or other written communication alleging material noncompliance with applicable laws or regulations, or (v) any other notice or communication that would reasonably be expected to prevent, delay or materially impair the current or planned clinical development, approval or commercialization of any Product Candidate.

The Company has not been informed by the FDA or any other Regulatory Authority that it will prohibit or materially restrict the initiation, continuation, or completion of any clinical trial of a Product Candidate or that any Product Candidate is unlikely to receive approval or clearance in its intended indication.

(ii) Healthcare Laws. The Company and each of its Subsidiaries are, and at all times have been, in material compliance with all applicable healthcare laws, rules, regulations, and requirements, including, without limitation: (i) the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the federal False Claims Act (31 U.S.C. §§ 3729–3733), the civil monetary penalties law (42 U.S.C. § 1320a-7a), the Health Insurance Portability and Accountability Act of 1996 (HIPAA), as amended by the Health Information Technology for Economic and Clinical Health Act (HITECH), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), and the exclusion laws (42 U.S.C. § 1320a-7), (ii) all comparable state, local, and foreign healthcare laws, rules, regulations and requirements, and (iii) all rules and regulations promulgated under any of the foregoing (collectively, “Healthcare Laws”). Neither the Company nor any of its Subsidiaries has received any written notice from any governmental authority or regulatory body alleging noncompliance with applicable Healthcare Laws, nor, to the knowledge of the Company, is any investigation, inquiry, action, or proceeding by any governmental authority or regulatory body pending or threatened against the Company or any of its Subsidiaries under any Healthcare Law. The Company and each Subsidiary have maintained and currently maintain policies and procedures reasonably designed to ensure compliance in all material respects with applicable Healthcare Laws.

(jj) Stock Option Plans. Each stock option granted by the Company under any Company equity incentive or stock option plan was granted (i) in accordance with the terms of such plan and all applicable laws, including the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date of grant, as determined in accordance with the Code and applicable Treasury Regulations. No stock option has been backdated, retroactively priced, or otherwise granted in violation of the Code, the Exchange Act, the Securities Act, or any other applicable law, rule or regulation. The Company has not knowingly granted, and has not maintained any policy or practice of knowingly granting, stock options prior to, or otherwise knowingly coordinated the grant of stock options with, the release or public announcement of material non-public information regarding the Company or its financial results or prospects.

(kk) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, the offer, sale and issuance of the Securities to the Purchasers as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and all applicable state securities laws. Neither the Company nor any Person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(ll) No Rule 506 Disqualifying Activities. With respect to the Securities to be offered and sold in reliance on Rule 506(b) of Regulation D under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, a “Company Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. The Company is not aware of any Person (other than any Company Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities pursuant to this Agreement.

(mm) Cybersecurity. (i) To the Company’s knowledge, there has been no material security breach or other compromise of, or relating to, any of the Company’s or any Subsidiary’s information technology systems, networks, hardware, software, data (including the data of customers, employees, suppliers, vendors and any third party data maintained by or on behalf of the Company), equipment or technology (collectively, “IT Systems and Data”), and the Company and its Subsidiaries have not been notified of, and have no knowledge of, any event or condition that would reasonably be expected to result in such a breach or compromise; (ii) the Company and its Subsidiaries are in compliance in all material respects with all applicable laws, rules and regulations, judgments, orders, internal policies, and contractual obligations relating to the privacy and security of IT Systems and Data; (iii) the Company and its Subsidiaries have implemented and maintain commercially reasonable safeguards designed to protect the confidentiality, integrity, availability, continuous operation and security of their IT Systems and Data; and (iv) the Company and its Subsidiaries have implemented backup and disaster recovery plans and procedures consistent with industry standards and practices.

(nn) Compliance with Data Privacy Laws. (i) The Company and each of its Subsidiaries are, and for the past three (3) years have been, in compliance in all material respects with all applicable federal, state, local and foreign laws, rules and regulations relating to data privacy, data protection, data security, and the collection, use, retention, storage, transfer, disclosure and other processing of personal information, including, without limitation, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”), the European Union General Data Protection Regulation (EU 2016/679) (“GDPR”), the California Consumer Privacy Act, as amended (“CCPA”), and any comparable foreign, state or local laws (collectively, “Privacy Laws”); (ii) the Company and its Subsidiaries maintain and comply with written policies and procedures reasonably designed to ensure compliance with applicable Privacy Laws and governing the collection, storage, use, disclosure, protection and handling of Personal Data (the “Policies”); (iii) in connection with all clinical trials sponsored or conducted by or on behalf of the Company or any Subsidiary, the Company has obtained (or has caused its clinical research organizations or investigators to obtain) valid and informed consents from trial subjects and has complied with all applicable Privacy Laws, Institutional Review Board requirements, and good clinical practice standards relating to the collection, processing, storage, use, transfer and protection of Personal Data; (iv) the Company and its Subsidiaries have provided all notices and obtained all consents required by applicable Privacy Laws, and the Policies accurately describe the Company’s then-current data privacy and security practices and do not contain any material omissions or misstatements of such practices; and (v) the execution, delivery and performance of the Transaction Documents will not result in a breach by the Company or any Subsidiary of any Privacy Law or Policy.

For purposes of this Agreement, “Personal Data” means (A) any information that identifies, or can reasonably be used to identify, an individual, including a natural person’s name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (B) any information deemed “personally identifiable information” under the Federal Trade Commission Act, as amended; (C) “personal data” as defined under GDPR; (D) “protected health information” as defined under HIPAA; and (E) any information relating to an identified or identifiable individual’s health status, medical records, genetic or biometric data, or sexual orientation.

Neither the Company nor any Subsidiary has (i) received any written notice of violation of, or liability under, any Privacy Law, (ii) been required to undertake, or is currently undertaking, any investigation, remediation or other corrective action by any governmental authority, Institutional Review Board, data protection authority or other regulatory authority under any Privacy Law, or (iii) been a party to any order, decree or agreement by or with any governmental or regulatory authority imposing any obligation or liability under any Privacy Law.

(oo) No Additional Agreements. Other than as expressly set forth in the Transaction Documents, the Company has not entered into, and is not party to, any agreement, arrangement or understanding, whether written or oral, with any Purchaser relating to the transactions contemplated by the Transaction Documents. For the avoidance of doubt, the Company has not entered into any purchase agreement or similar agreement with any other Person in connection with the offer or sale of equity or equity-linked securities of the Company on or around the date hereof that contains terms or conditions that are more favorable in any material respect to such Person than the terms and conditions afforded to the Purchasers under this Agreement.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company that the statements contained in this Section 3.2 are true and correct as of the date hereof and as of the Closing Date (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. Such Purchaser is acquiring the Securities, including the Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrants, for its own account, for investment purposes only, and not with a present view toward or for resale or distribution thereof in violation of the Securities Act or any applicable state securities laws. Such Purchaser understands that it must bear the economic risk of its investment in the Securities and the Pre-Funded Warrant Shares indefinitely unless such securities are registered under the Securities Act or an exemption from registration is available.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(4), (a)(5), (a)(6), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Disclosure of Information; Exculpation. Such Purchaser (and, if applicable, its advisor) has been afforded the opportunity to receive, review and understand all information related to the Company that it has requested, to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, and to conduct its own independent due diligence. Such Purchaser acknowledges that copies of the SEC Reports are publicly available on the EDGAR reporting system. Based on the information such Purchaser (or its advisor) has deemed appropriate, such Purchaser has independently made its own analysis and decision to enter into the Transaction Documents. Such Purchaser is relying solely on (i) the representations and warranties of the Company expressly set forth in the Transaction Documents, (ii) the SEC Reports, and (iii) its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) in evaluating and entering into the transactions contemplated by the Transaction Documents. Neither such inquiries nor any due diligence investigation conducted by such Purchaser (or its advisor) shall modify, limit or otherwise affect such Purchaser’s right to rely on the Company’s representations and warranties expressly contained in the Transaction Documents.

(f) Restricted Securities. Such Purchaser understands that the Securities, including the Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrants, are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering. Such Purchaser further understands that, under such laws and applicable regulations, the Securities and the Pre-Funded Warrant Shares may be resold only (i) pursuant to an effective registration statement under the Securities Act, or (ii) pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

(g) Legends. It is understood that, except as provided below, book entries or certificates evidencing the Securities, including the Pre-Funded Warrant Shares, may bear the following or any similar legend:

“THE OFFER AND SALE OF THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) THE RESALE OF SUCH SECURITIES HAS BEEN REGISTERED PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 OR ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN AGREEMENT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The Company shall cause its transfer agent to place appropriate stop-transfer instructions on its books and records with respect to the Securities, including the Pre-Funded Warrant Shares, to enforce compliance with the foregoing restrictions. If required by the securities laws or regulations of any state in connection with the issuance or sale of the Securities, the book-entry position or certificate shall also bear the legend required by such state authority.

(h) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) (if applicable) or any other information with respect to the offering of the Securities from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, (i) in the case of a Purchaser that is a multi- managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement and (ii) in the case of a Purchaser that is affiliated with other funds or investment vehicles or whose investment advisor or sub-advisor that routinely acts on behalf of or pursuant to an understanding with such Purchaser is also an investment advisor or sub-advisor to other funds or investment vehicles, the representation set forth above shall only apply with respect to the personnel of such other funds or investment vehicles or such investment advisor or sub- advisor who had knowledge of the transaction contemplated hereby and not with respect to any personnel who have been effectively walled off by appropriate information barriers. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, and agents, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). In the case of a Purchaser whose investment advisor utilized an information barrier with respect to the information regarding the transactions contemplated hereunder after first receiving such term sheet (written or oral) from the Company or such other Person representing the Company, the representation set forth above in this Section 3.2 (h) shall only apply after the point in time when the portfolio manager who manages such Purchaser’s assets was informed of the information regarding the transactions contemplated hereunder and, with respect to the Purchaser’s investment advisor, the representation set forth above shall only apply with respect to any purchases or sales, including Short Sales, of the securities of the Company on behalf of other funds or investment vehicles for which Purchaser’s investment advisor is also an investment advisor or sub-advisor after the point in time when the portfolio manager who manages the assets of such other funds or investment vehicles for which Purchaser’s investment advisor is also an investment advisor or sub-advisor was informed of the information regarding the transactions contemplated hereunder.

Notwithstanding anything contained herein or otherwise to the contrary, in constructing the application of this Agreement, it is understood and agreed that this paragraph will not restrict the activities of any person, including person affiliated with or within the Purchaser or the manager of the Purchaser that do not have access or knowledge of the information or awareness discussed in this Section 3.2(h).

(i) No General Solicitation. Such Purchaser represents that it did not learn of the offering of the Securities as a result of any general solicitation or general advertising (within the meaning of Regulation D under the Securities Act), including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or broadcast over television, radio or the internet, or any seminar or meeting whose attendees were invited by general solicitation or general advertising.

(k) Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.

(l) No Government Recommendation or Approval. Such Purchaser understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Securities.

(m) No Intent to Effect a Change of Control; Ownership. Such Purchaser has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act and under the rules of Nasdaq Stock Market. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Except as set forth in its Selling Stockholder Questionnaire or as reflected in a Schedule 13G or Schedule 13D filed with the Commission, as of the date hereof, such Purchaser is not the owner of record or the beneficial owner of shares of Common Stock or securities convertible into or exchangeable for Common Stock.

(n) No Conflicts. The execution, delivery and performance by such Purchaser of the Transaction Documents and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(o) No Rule 506 Disqualifying Activities. If such Purchaser is a Company Covered Person, such Purchaser has not taken any of the actions set forth in, and is not subject to, any Disqualification Events.

(p) Residency. Such Purchaser is a resident of or an entity organized under the jurisdiction specified below its address on the Schedule of Purchasers, except as otherwise communicated to the Company by the Purchaser prior to the Closing Date.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Furnishing of Information. Until the earlier of (i) the time that no Purchaser owns Securities or Pre-Funded Warrant Shares or (ii) twenty-four (24) month anniversary of the Closing Date, the Company covenants to use commercially reasonable best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

4.2 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that the Company believes, acting in good faith and after consultation with the Trading Market, would be integrated with the offer or sale of the Securities, including the Pre-Funded Warrant Shares, for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.3 Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release and/or file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, which shall have been previously reviewed by Purchasers’ Counsel, and (b) in respect of any information in clause (a) that is issued in a press release, file a Current Report on Form 8-K, which shall have been previously reviewed by Purchasers’ Counsel, including this Agreement as an exhibit thereto, within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under this Agreement, or an agreement entered into in connection with the transactions contemplated by the Transaction Documents, whether written or oral, between the Company or any of its officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their respective officers, directors, agents, employees or investment advisers, on the other hand, shall terminate. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company and the Purchasers with respect to any press release of the Company. To the extent any disclosure is required by law or the regulations of the Trading Market, the Company shall provide such Purchaser with prompt prior notice of such requirement so that the Purchaser may (a) seek appropriate relief to prevent or limit such disclosure, (b) furnish only that portion of the information which is legally required to be furnished or disclosed, and to the extent reasonably feasible, (c) consult with the Company on content and timing prior to any such disclosure. Notwithstanding anything to the contrary contained herein, without the prior written consent of any applicable Purchaser, the Company shall not (and shall cause each of its affiliates and representatives not to) disclose the name of such Purchaser or its investment adviser in any filing, announcement, release or otherwise, except as required by law in which case the Company shall comply with the provisions of this Section 4.3.

4.4 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue all of the Pre-Funded Warrant Shares upon exercise of any Pre-Funded Warrants.

4.5 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents and other material information, which in each case shall be disclosed pursuant to Section 4.3, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company or any of its officers, directors, agents, employees or Affiliates, or a duty to the Company or any of its officers, directors, agents, employees or Affiliates not to trade on the basis of such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.6 Indemnification of Purchasers. Subject to the provisions of this Section 4.6, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, investment advisers, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action or claim instituted or made against the Purchaser Parties in any capacity, by any stockholder of the Company who is not an affiliate of such Purchaser Party or any other third party (including a derivative action brought on behalf of the Company) (a “Covered Action”), with respect to, or arising out of or resulting from, any of the transactions contemplated by the Transaction Documents. If any Covered Action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such Covered Action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such Covered Action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s willful misconduct, gross negligence or breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The Company shall not, without the prior written consent of the Purchaser Party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Purchaser Party of a release from all liability in respect to such Covered Action, and such settlement shall not include any admission as to fault on the part of the Purchaser Party. The indemnification required by this Section 4.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.7 Listing of Common Stock. The Company hereby covenants and agrees to (i) maintain the listing of the Common Stock on Trading Market at all times during which any of the Securities remain outstanding, (ii) not take any action that could reasonably be expected to result in the delisting or suspension of the Common Stock from the Trading Market, and (iii) promptly take all actions necessary to cure any deficiency that could reasonably be expected to jeopardize the continued listing of the Common Stock on the Trading Market.

If the Company applies to list or quote the Common Stock on any other national securities exchange or Trading Market, the Company shall include in such application all of the Shares and Pre-Funded Warrant Shares and shall use its best efforts to cause such securities to be approved for listing or quotation as promptly as possible. The Company shall comply in all respects with the Company’s reporting, filing and other obligations under the rules of the Trading Market, and shall not take any action that could reasonably be expected to impair the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation. The Company shall timely pay all fees required to maintain such electronic eligibility.

4.8 Subsequent Capital Raises. From the date hereof until the date that is thirty (30) Trading Days after the effective date of the Registration Statement required to be filed pursuant to the Registration Rights Agreement, the Company shall not, directly or indirectly, issue, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant or disposition of) any shares of Common Stock, Common Stock Equivalents, or any debt or debt-linked securities of the Company, in any transaction or financing, other than with the Purchaser, unless otherwise consented to in writing by the Purchaser in its sole and absolute discretion.

4.9 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.3. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.3, such Purchaser will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.3, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.3 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company after the issuance of the initial press release as described in Section 4.3. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.10 Removal of Legends. In connection with any sale, assignment, transfer or other disposition of the Shares or the Pre-Funded Warrant Shares by a Purchaser pursuant to Rule 144, pursuant to any other exemption under the Securities Act or pursuant to sale under an effective registration statement such that the purchaser acquires freely tradable shares and upon compliance by the Purchaser with the requirements of this Section 4.10, if requested by the Purchaser, the Company shall cause the Transfer Agent to timely remove any restrictive legends related to the book entry account holding such Shares or Pre-Funded Warrant Shares and make a new, unlegended entry for such book entry Shares or Pre-Funded Warrant Shares sold or disposed of without restrictive legends, provided that the Company has received customary representations and other documentation reasonably acceptable to the Company in connection therewith. Subject to receipt by the Company of customary representations and other documentation reasonably acceptable to the Company in connection therewith, upon the earlier of such time as the Shares or Pre-Funded Warrant Shares, (i) have been sold or transferred pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144 or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision (without the requirement for the Company to comply with the current public information obligations of Rule 144(c)), the Company shall promptly, after receipt of any request therefor from a Purchaser accompanied by such customary and reasonably acceptable documentation referred to above (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Shares or Pre-Funded Warrant Shares and (B) use commercially reasonable efforts to cause its counsel to cooperate with the Transfer Agent to effect the removal of such legends under the Securities Act. From and after the earlier of such dates, upon a Purchaser’s written request, the Company shall promptly cause certificates or book entries evidencing the Purchaser’s Shares or Pre-Funded Warrant Shares to be replaced with certificates or book entries, as the case may be, which do not bear such restrictive legends, provided the provisions of either clauses (i), (ii) or (iii) above, as applicable, are satisfied with respect to such Shares or Pre-Funded Warrant Shares. The Company shall be responsible for the fees of its Transfer Agent associated with such issuance. Notwithstanding the foregoing, promptly following the effectiveness of the Resale Registration Statement, upon receipt by the Company of an executed representation letter from a Purchaser, the Company shall remove any legend from the book entry position evidencing the applicable Securities then held by such Purchaser, provided that they are not an affiliate of the Company.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated (a) by written agreement of a Purchaser as to such Purchaser’s obligations and the Company, or (b) by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties). The Company shall provide prompt notice of any such termination to each other Purchaser.

5.2 Fees and Expenses. Except as provided by Section 2.2(c) of this Agreement, each party shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall also pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes, and other taxes and duties levied in connection with the delivery of any Shares, Pre-Funded Warrants or Pre-Funded Warrant Shares to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, with no rejection notice received, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, with no rejection notice received, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices shall be as follows:

If to the Company:

Allarity Therapeutics, Inc.

Attention: Thomas H. Jensen

123 E Tarpon Ave

Tarpon Springs, FL 34689

E-Mail: tjensen@allarity.com

with a copy (which shall not constitute notice):

Venables LLP

Attention: William N. Haddad, Esq.

151 W. 42nd Street, 49th Floor

New York, NY 10036

E-Mail: wnhaddad@venable.com

If to Purchasers’ Counsel:

Sichenzia Ross Ference Carmel, LLP

1185 Ave. of the Americas, 31st Floor

New York, NY 10036

Attn: Ross D. Carmel, Esq.

E-Mail: rcarmel@srfc.law

5.5 Amendments; Waivers. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Major Stockholders holding at least 85% in interest of the Securities then-held; provided that prior to Closing the consent of all Purchasers shall be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Purchasers.

5.8 Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, the parties named in Section 4.6, and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in this Section 5.8 or Section 4.6.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof (other than Sections 5-1401 and 5-1402 of the General Obligations Law). Each party agrees that all Actions or Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.10 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing and the delivery of the Securities and shall remain in full force and effect until the earlier of (i) twelve (12) months following the Closing Date and (ii) the date on which the Purchasers no longer hold any SharesPre-Funded Warrants or Pre-Funded Warrant Shares. Notwithstanding the foregoing, (A) any covenant or agreement that by its terms is to be performed after the Closing shall survive until fully performed in accordance with its terms, and (B) nothing herein shall limit or restrict any party’s liability for fraud or intentional misrepresentation.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “pdf” format data file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities or Pre-Funded Warrant Shares, is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to seek specific performance under the Transaction Documents.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non- performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents, and the Company acknowledges that the Purchasers are not acting in concert or as a group. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.18 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.21 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ALLARITY THERAPEUTICS, INC.

By:
Name:	Thomas H. Jensen
Title:	Chief Executive Officer

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[COMPANY SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

By execution and delivery of this signature page, you are (a) agreeing to become (i) a Purchaser, as defined in this Purchase Agreement, by and among Allarity Therapeutics, Inc., a Delaware corporation (the “Company”), and each of the Purchasers, and (b) acknowledging that you have read and acknowledge each of the representations in the Purchase Agreement section entitled “Representations and Warranties,” and (c) hereby representing that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser. The Company’s countersignature will be delivered to each Purchaser as part of the closing of the transaction.

Purchaser hereby elects to subscribe under the Purchase Agreement for a total of $___________           in consideration for the following number of Shares and/or Pre-Funded Warrants:

Number of Shares:

Number of Pre-funded Warrants (if applicable):

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON/ COMMUNITY PROPERTY, or if the Purchaser is a REVOCABLE TRUST:

PURCHASER:		JOINT PURCHASER (if any):

Print Name:	_________________________	Print Name:	_____________________________________

SSN#:	_________________________	SSN#:	_____________________________________

Signature:	_________________________	Signature:	_____________________________________

Date:	_________________________	Date:	_____________________________________

Address:

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or IRREVOCABLE TRUST:

Name of Entity:	______________________	Federal Tax Payer ID:	_________________________

Print Name (Signatory):	______________________	Additional Name (if any):	_________________________

Title:	______________________	Title:	_________________________

Signature:	______________________	Signature:	_________________________

Date:	______________________	Date:	_________________________

Address:	_______________________________________________________________________

State of Organization:	___________

EXHIBIT A

Form of Pre-Funded Warrant

EXHIBIT B

Form of Registration Rights Agreement